Exhibit 99.1

FOR IMMEDIATE RELEASE

Industrial Logistics Properties Trust Announces Second Quarter 2022 Results
Executed 3.9 Million Square Feet of Leasing at 61% Higher Rental Rates
Net Loss Attributable to Common Shareholders of ($2.20) Per Share
Normalized FFO Attributable to Common Shareholders of $0.43 Per Share
Same Property Cash Basis NOI Increased 2.6% Compared to the Same Period Last Year

Newton, MA (July 26, 2022): Industrial Logistics Properties Trust (Nasdaq: ILPT) today announced its financial results for the quarter ended June 30, 2022.

Yael Duffy, President and Chief Operating Officer of ILPT, made the following statement:

“During the second quarter, ILPT experienced continued favorable operating trends, which included record leasing activity and same property occupancy of 99.3%. We executed 3.9 million square feet of leasing, including rent resets, at weighted average rental rates that were 61.3% higher than prior rental rates for the same space. This quarter’s leasing activity illustrates how ILPT is well positioned to take advantage of robust operating dynamics through tenant retention, mark-to-market opportunities and leveraging expanded tenant relationships to grow cash flows.
Since committing to acquire Monmouth Real Estate Investment Corporation in November 2021, there have been unanticipated increases in interest rates and a deterioration in real estate market conditions. As a result, the implementation of our long-term financing plan for the Monmouth acquisition is taking longer than originally expected. Regardless, ILPT continues to benefit from strong secular tailwinds, a portfolio leased primarily to investment grade tenants and nearly $300 million of cash on hand.”
A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Quarterly Results:

•Net loss attributable to common shareholders was ($143.5) million, or ($2.20) per share, inclusive of a $100.7 million, or $1.54 per diluted share, loss on impairment of real estate on properties reclassified from held for sale to held and used.
•Normalized funds from operations, or Normalized FFO, attributable to common shareholders of approximately $28.3 million, or $0.43 per share.

(dollars in thousands, except per share data)	Three Months Ended
Financial	June 30, 2022	June 30, 2021	Change
Net (loss) income attributable to common shareholders per share	($2.20)	$0.29	N/M
Normalized FFO attributable to common shareholders per share	$0.43	$0.47	(8.5)%
Net (loss) income	($151,321)	$18,831	N/M
Net (loss) income attributable to common shareholders	($143,539)	$18,831	N/M
Adjusted EBITDAre	$80,811	$40,862	97.8%
Net operating income (NOI)	$86,894	$42,350	105.2%
Same property Cash Basis NOI	$39,852	$38,854	2.6%
N/M - Not Meaningful

Reconciliations of net income (loss) attributable to common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, attributable to common shareholders and Normalized FFO attributable to common shareholders for the quarters ended June 30, 2022 and 2021 appear later in this press release. Further, reconciliations of net income (loss) determined in accordance with GAAP to earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDAre, and Adjusted EBITDAre for the quarters ended June 30, 2022 and 2021 appear later in this press release. Reconciliations of net income (loss) determined in accordance with GAAP to net operating income, or NOI, and Cash Basis NOI, and a reconciliation of NOI to same property NOI and calculation of same property Cash Basis NOI for the quarters ended June 30, 2022 and 2021, also appear later in this press release.

Three Months Ended
Leasing Activity	June 30, 2022
Leasing activity for new and renewal leases and rent resets (square feet)	3,872,000
Weighted average lease term for new and renewal leases (by square feet)	22.7 years
Weighted average rental rate change versus prior rental rate for same space (by square feet)	61.3%
Commitments for leasing costs and concessions for new and renewal leases (per square foot per year)	$0.07

	Three Months Ended
Occupancy	June 30, 2022	March 31, 2022	June 30, 2021
Occupancy	98.9%	98.9%	99.0%
Same property occupancy	99.3%	99.3%	98.9%

Conference Call:

On Wednesday, July 27, 2022 at 10:00 a.m. Eastern Time, Yael Duffy, President and Chief Operating Officer, and Richard Siedel, Chief Financial Officer and Treasurer, will host a conference call to discuss ILPT’s second quarter 2022 financial results.

The conference call telephone number is (877) 418-4826. Participants calling from outside the United States and Canada should dial (412) 902-6758. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Wednesday, August 3, 2022. To access the replay, dial (412) 317-0088. The replay pass code is 6649973.

A live audio webcast of the conference call will also be available in a listen-only mode on ILPT’s website, at www.ilptreit.com. Participants wanting to access the webcast should visit ILPT’s website about five minutes before the call. The archived webcast will be available for replay on ILPT’s website following the call for about one week. The transcription, recording and retransmission in any way of ILPT’s second quarter conference call are strictly prohibited without the prior written consent of ILPT.

Supplemental Data:

A copy of ILPT’s Second Quarter 2022 Supplemental Operating and Financial Data is available for download at ILPT’s website, which is located at www.ilptreit.com. ILPT’s website is not incorporated as part of this press release.

Industrial Logistics Properties Trust (Nasdaq: ILPT) is a real estate investment trust, or REIT, focused on owning and leasing high quality distribution and logistics properties that serve the growing needs of e-commerce. As of June 30, 2022, ILPT’s portfolio consisted of 412 properties containing approximately 59.7 million rentable square feet located in 39 states. More than 78.0% of ILPT’s annual rental revenues are derived from investment grade tenants, tenants that are subsidiaries of investment grade rated entities or Hawaii land leases. ILPT is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with more than $37 billion in assets under management as of June 30, 2022 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. ILPT is headquartered in Newton, MA. For more information, visit www.ilptreit.com.

Non-GAAP Financial Measures:

ILPT presents certain “non-GAAP financial measures” within the meaning of the applicable rules of the Securities and Exchange Commission, or SEC, including FFO attributable to common shareholders, Normalized FFO attributable to common shareholders, EBITDA, EBITDAre, Adjusted EBITDAre, NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI for the three and six months ended June 30, 2022 and 2021. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) or net income (loss) attributable to common shareholders as indicators of ILPT’s operating performance or as measures of ILPT’s liquidity. These measures should be considered in conjunction with net income (loss) and net income (loss) attributable to common shareholders as presented in ILPT’s condensed consolidated statements of income (loss). ILPT considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss) and net income (loss) attributable to common shareholders. ILPT believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of ILPT’s operating performance between periods and with other REITs and, in the case of NOI and Cash Basis NOI, reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of ILPT’s properties.

Please see the pages attached hereto for a more detailed statement of ILPT’s operating results and financial condition and for an explanation of ILPT’s calculation of FFO attributable to common shareholders and Normalized FFO attributable to common shareholders, EBITDA, EBITDAre, Adjusted EBITDAre, NOI, Cash Basis NOI, same property NOI and same property Cash Basis NOI and reconciliations of those amounts to amounts determined in accordance with GAAP.

Industrial Logistics Properties Trust

Condensed Consolidated Statements of Income (Loss)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Rental income	$107,222	$54,180	$178,597	$108,397

Expenses:
Real estate taxes	13,275	7,489	22,711	14,736
Other operating expenses	7,053	4,341	13,825	9,317
Depreciation and amortization	42,699	11,830	65,577	24,508
Acquisition and certain other transaction costs	—	646	—	646
General and administrative	9,709	4,234	15,786	7,990
Loss on impairment of real estate	100,747	—	100,747	—
Total expenses	173,483	28,540	218,646	57,197

Interest and other income	354	—	832	—
Interest expense (including net amortization of debt issuance costs, premiums and discounts of $34,448, $506, $54,769 and $1,011, respectively)	(77,548)	(8,643)	(118,547)	(17,384)
Loss on sale of real estate	(10)	—	(10)	—
Loss on equity securities	(9,450)	—	(5,758)	—
Loss on early extinguishment of debt	—	—	(828)	—
(Loss) income before income tax expense and equity in earnings of investees	(152,915)	16,997	(164,360)	33,816
Income tax expense	(16)	(42)	(85)	(105)
Equity in earnings of investees	1,610	1,876	3,337	4,457
Net (loss) income	(151,321)	18,831	(161,108)	38,168
Net loss attributable to noncontrolling interest	7,782	—	11,055	—
Net (loss) income attributable to common shareholders	$(143,539)	$18,831	$(150,053)	$38,168

Weighted average common shares outstanding - basic	65,221	65,146	65,217	65,142
Weighted average common shares outstanding - diluted	65,221	65,207	65,217	65,192

Per common share data (basic and diluted):
Net (loss) income attributable to common shareholders	$(2.20)	$0.29	$(2.30)	$0.58

Industrial Logistics Properties Trust

Calculation and Reconciliation of Funds from Operations Attributable to Common Shareholders and Normalized Funds from Operations Attributable to Common Shareholders (1)

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net (loss) income attributable to common shareholders	$(143,539)	$18,831	$(150,053)	$38,168
Depreciation and amortization	42,699	11,830	65,577	24,508
Equity in earnings of unconsolidated joint venture	(1,610)	(1,876)	(3,337)	(4,457)
Loss on equity securities	9,450	—	5,758	—
Share of FFO from unconsolidated joint venture	1,676	1,170	3,437	2,406
Loss on impairment of real estate	100,747	—	100,747	—
Loss on sale of real estate	10	—	10	—
FFO adjustments attributable to noncontrolling interest	(11,434)	—	(16,038)	—
FFO attributable to common shareholders	(2,001)	29,955	6,101	60,625
Loss on early extinguishment of debt	—	—	828	—
Acquisition and certain other transaction costs (2)	30,303	646	48,976	646
Normalized FFO attributable to common shareholders	$28,302	$30,601	$55,905	$61,271

Weighted average common shares outstanding - basic	65,221	65,146	65,217	65,142
Weighted average common shares outstanding - diluted	65,221	65,207	65,217	65,192

Per common share data (basic and diluted):
FFO attributable to common shareholders	$(0.03)	$0.46	$0.09	$0.93
Normalized FFO attributable to common shareholders	$0.43	$0.47	$0.86	$0.94
Distributions declared	$0.33	$0.33	$0.66	$0.66

(1)      ILPT calculates FFO attributable to common shareholders and Normalized FFO attributable to common shareholders as shown above. FFO attributable to common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss) attributable to common shareholders, calculated in accordance with GAAP, excluding loss on impairment of real estate, any gain or loss on sale of real estate, equity in earnings of an unconsolidated joint venture and any realized and unrealized gains or losses on equity securities, plus real estate depreciation and amortization of consolidated properties and its proportionate share of FFO of unconsolidated joint venture properties and minus FFO adjustments attributable to noncontrolling interest, as well as certain other adjustments currently not applicable to ILPT. In calculating Normalized FFO attributable to common shareholders, ILPT adjusts for the items shown above including similar adjustments for ILPT’s unconsolidated joint venture, if any, and excludes acquisition and transaction costs expensed under GAAP. FFO attributable to common shareholders and Normalized FFO attributable to common shareholders are among the factors considered by ILPT’s Board of Trustees when determining the amount of distributions to ILPT’s shareholders. Other factors include, but are not limited to, requirements to maintain ILPT’s qualification for taxation as a REIT, limitations in the agreements governing ILPT’s debt, the availability to ILPT of debt and equity capital, ILPT’s distribution rate as a percentage of the trading price of its common shares, or dividend yield, and ILPT’s dividend yield compared to the dividend yields of other industrial REITs, ILPT’s expectation of its future capital requirements and operating performance and ILPT’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO attributable to common shareholders and Normalized FFO attributable to common shareholders differently than ILPT does.
(2)Amounts for the three and six months ended June 30, 2022 include certain finance fees related to ILPT’s bridge loan facility and/or other transaction related expenses that are expensed under GAAP.

Industrial Logistics Properties Trust

Calculation and Reconciliation of EBITDA, EBITDAre and Adjusted EBITDAre (1)

(amounts in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net (loss) income	$(151,321)	$18,831	$(161,108)	$38,168
Plus: interest expense	77,548	8,643	118,547	17,384
Plus: income tax expense	16	42	85	105
Plus: depreciation and amortization	42,699	11,830	65,577	24,508
EBITDA	(31,058)	39,346	23,101	80,165
Loss on impairment of real estate	100,747	—	100,747	—
Loss on sale of real estate	10	—	10	—
Equity in earnings of unconsolidated joint venture	(1,610)	(1,876)	(3,337)	(4,457)
Share of EBITDAre from unconsolidated joint venture	2,476	1,966	5,034	3,991
Loss on equity securities	9,450	—	5,758	—
EBITDAre	80,015	39,436	131,313	76,699
Plus: acquisition and certain other transaction costs	—	646	—	646
Plus: general and administrative expense paid in common shares (2)	796	780	1,202	1,019
Less: loss on early extinguishment of debt	—	—	828	—
Adjusted EBITDAre	$80,811	$40,862	$133,343	$81,364

(1)     ILPT calculates EBITDA, EBITDAre and Adjusted EBITDAre as shown above. EBITDAre is calculated on the basis defined by Nareit, which is EBITDA, including ILPT’s proportionate share of EBITDAre from unconsolidated joint venture properties, and excluding gains and losses on the sale of real estate, equity in earnings of an unconsolidated joint venture, loss on impairment of real estate, any realized and unrealized gains or losses on equity securities, as well as certain other adjustments currently not applicable to ILPT. In calculating Adjusted EBITDAre, ILPT adjusts for the items shown above. Other real estate companies and REITs may calculate EBITDA, EBITDAre and Adjusted EBITDAre differently than ILPT does.
(2)Amounts represent equity based compensation to ILPT’s trustees, ILPT’s officers and certain other employees of RMR.

Industrial Logistics Properties Trust

Calculation and Reconciliation of Property Net Operating Income and Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Calculation of NOI and Cash Basis NOI:
Rental income	$107,222	$54,180	$178,597	$108,397
Real estate taxes	(13,275)	(7,489)	(22,711)	(14,736)
Other operating expenses	(7,053)	(4,341)	(13,825)	(9,317)
NOI	86,894	42,350	142,061	84,344
Non-cash straight line rent adjustments included in rental income	(3,220)	(1,951)	(4,376)	(3,995)
Lease value amortization included in rental income	(3,695)	(171)	(4,015)	(351)
Lease termination fees included in rental income	(30)	(5)	(30)	(512)
Cash Basis NOI	$79,949	$40,223	$133,640	$79,486

Reconciliation of Net (Loss) Income to NOI and Cash Basis NOI:
Net (loss) income	$(151,321)	$18,831	$(161,108)	$38,168
Equity in earnings of investees	(1,610)	(1,876)	(3,337)	(4,457)
Income tax expense	16	42	85	105
(Loss) income before income tax expense and equity in earnings of investees	(152,915)	16,997	(164,360)	33,816
Loss on early extinguishment of debt	—	—	828	—
Interest and other income	(354)	—	(832)	—
Interest expense	77,548	8,643	118,547	17,384
Loss on sale of real estate	10	—	10	—
Loss on equity securities	9,450	—	5,758	—
General and administrative	9,709	4,234	15,786	7,990
Acquisition and certain other transaction costs	—	646	—	646
Loss on impairment of real estate	100,747	—	100,747	—
Depreciation and amortization	42,699	11,830	65,577	24,508
NOI	86,894	42,350	142,061	84,344
Non-cash straight line rent adjustments included in rental income	(3,220)	(1,951)	(4,376)	(3,995)
Lease value amortization included in rental income	(3,695)	(171)	(4,015)	(351)
Lease termination fees included in rental income	(30)	(5)	(30)	(512)
Cash Basis NOI	$79,949	$40,223	$133,640	$79,486

(1)    The calculations of NOI and Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to ILPT’s property level results of operations. ILPT calculates NOI and Cash Basis NOI as shown above. ILPT defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that ILPT records as depreciation and amortization expense. ILPT defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization and lease termination fees, if any. ILPT uses NOI and Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI and Cash Basis NOI differently than ILPT does.

Industrial Logistics Properties Trust

Reconciliation of Net Operating Income to Same Property Net Operating Income and Calculation of Same
1
Property Cash Basis Net Operating Income (1)

(dollars in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Reconciliation of NOI to Same Property NOI (2) (3):
Rental income	$107,222	$54,180	$178,597	$108,397
Real estate taxes	(13,275)	(7,489)	(22,711)	(14,736)
Other operating expenses	(7,053)	(4,341)	(13,825)	(9,317)
NOI	86,894	42,350	142,061	84,344
Less:
NOI of properties not included in same property results	(41,499)	(1,390)	(56,710)	(2,790)
Same property NOI	$45,395	$40,960	$85,351	$81,554

Calculation of Same Property Cash Basis NOI (2) (3):
Same property NOI	$45,395	$40,960	$85,351	$81,554
Less:
Non-cash straight line rent adjustments included in rental income	(1,938)	(1,930)	(2,596)	(3,953)
Lease value amortization included in rental income	(3,575)	(171)	(3,813)	(351)
Lease termination fees included in rental income	(30)	(5)	(30)	(512)
Same property Cash Basis NOI	$39,852	$38,854	$78,912	$76,738

(1)See footnote (1) on page 8 of this press release for the definitions of NOI and Cash Basis NOI and page 4 for a description of why ILPT believes they are appropriate supplemental measures and a description of how ILPT uses these measures. ILPT calculates same property NOI and same property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI, except that it only includes same properties in calculating same property NOI and same property Cash Basis NOI.
(2)For the three months ended June 30, 2022 and 2021, same property NOI and same property Cash Basis NOI are based on properties that ILPT owned as of June 30, 2022 and that it owned continuously since April 1, 2021 and exclude properties owned by an unconsolidated joint venture.
(3)For the six months ended June 30, 2022 and 2021, same property NOI and same property Cash Basis NOI are based on properties that ILPT owned as of June 30, 2022 and that it owned continuously since January 1, 2021 and exclude properties owned by an unconsolidated joint venture.

Industrial Logistics Properties Trust

Condensed Consolidated Balance Sheets

(dollars in thousands, except per share data)

(unaudited)

	June 30,	December 31,
	2022	2021
ASSETS
Real estate properties:
Land	$1,113,997	$699,037
Buildings and improvements	4,012,041	1,049,796
Total real estate properties, gross	5,126,038	1,748,833
Accumulated depreciation	(210,866)	(167,490)
Total real estate properties, net	4,915,172	1,581,343
Investment in unconsolidated joint venture	143,716	143,021
Acquired real estate leases, net	327,319	63,441
Cash and cash equivalents	291,866	29,397
Restricted cash	145,078	—
Rents receivable, including straight line rents of $73,549 and $69,173, respectively	90,187	75,877
Other assets, net	42,500	15,479
Total assets	$5,955,838	$1,908,558

LIABILITIES AND EQUITY
Revolving credit facility	$—	$182,000
Bridge loan facility	1,379,983	—
Mortgage notes payable, net	3,030,585	646,124
Assumed real estate lease obligations, net	24,759	12,435
Accounts payable and other liabilities	78,175	27,772
Due to related persons	7,402	2,185
Total liabilities	4,520,904	870,516

Commitments and contingencies

Equity:
Equity attributable to common shareholders:
Common shares of beneficial interest, $.01 par value: 100,000,000 shares authorized; 65,427,459 and 65,404,592 shares issued and outstanding, respectively	654	654
Additional paid in capital	1,013,418	1,012,224
Cumulative net income	193,855	343,908
Cumulative other comprehensive income	7,572	—
Cumulative common distributions	(361,911)	(318,744)
Total equity attributable to common shareholders	853,588	1,038,042
Noncontrolling interest	581,346	—
Total equity	1,434,934	1,038,042
Total liabilities and equity	$5,955,838	$1,908,558

Warning Concerning Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Whenever ILPT uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, ILPT is making forward-looking statements. These forward-looking statements are based upon ILPT’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by ILPT’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond ILPT’s control. For example:
•Ms. Duffy states that ILPT experienced continued favorable operating trends, which included record leasing activity and same property occupancy of 99.3%, which may imply that ILPT will achieve similar or better results in the future. However, ILPT’s business is subject to various risks, and leasing activity and occupancy depend on various factors, including the timing of lease expirations, leasing demand at ILPT’s properties, ILPT’s ability to successfully compete for tenants and other economic and market conditions. As a result, ILPT may not achieve similar or better results in the future, and these results may worsen;
•Ms. Duffy states that ILPT believes that it is well positioned to take advantage of robust operating dynamics through various strategies. However, these current market conditions may not continue and the opportunities we believe may exist may not actually exist or continue or we may fail to take advantage of any opportunities that may exist. Further, market conditions could decline due to many factors beyond ILPT’s control, including inflation, economic slowdown and a possible recession. As a result, ILPT may not be able to take advantage of the market conditions to grow cash flows; and
•Ms. Duffy states that ILPT continues to benefit from strong secular tailwinds, a portfolio leased primarily to investment grade tenants and nearly $300 million of cash on hand. However, economic and market conditions often change and are beyond ILPT’s and its tenants’ control. ILPT’s tenants’ operations and liquidity could be adversely impacted by an economic downturn or otherwise, which may impact their ability to pay rent due to ILPT. Further, unanticipated events may require ILPT to expend amounts not currently planned. As a result, ILPT’s anticipated benefits may not be realized as currently expected or at all.
The information contained in ILPT’s filings with the SEC, including under “Risk Factors” in ILPT’s periodic reports, or incorporated therein, identifies important factors that could cause ILPT’s actual results to differ materially from those stated in or implied by ILPT’s forward-looking statements. ILPT’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.
Except as required by law, ILPT does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Kevin Barry, Director, Investor Relations
(617) 658-0776

(END)